Exhibit 5.1








                                                February 4, 2004

American Portfolios Holdings, Inc.
4250 Veterans Memorial Highway
Suite 420E
Holbrook, NY  11741

     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have represented American Portfolios Holdings, Inc. in connection with the registration of 1.5 million shares of common stock (the "Offered Shares") of American Portfolios Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on a Registration Statement (Reg. No. 333-108871) on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

     In rendering this opinion, we have examined the Company's Certificate of Incorporation, Bylaws and minute books and certificates of public officials and of the Company as well as such other documents and records we have considered relevant as a basis for the opinions set forth herein. For purposes of this opinion, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

     Based upon such examination and upon certifications as to certain factual matters from officers of the Company, it is our opinion that:

     When the Offered Shares have been duly registered under the Act; when the securities laws of certain states shall have been complied with; when proper certificates for the Offered Shares shall have been duly executed and delivered; and when the Company shall have received the full consideration for such shares as set forth in the Registration Statement, the Offered Shares will be legally issued, fully-paid and non-assessable shares of common stock, par value $.001 per share, of the Company.

     This opinion is limited in all respects to the laws of the State of New York and the applicable federal law of the United States of America and the General Corporate Law of the State of Delaware. We are counsel admitted to practice only in the State of New York and our opinion is not being expressed with respect to any matter which may arise under the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Ruskin Moscou Faltischek, P.C.

                                          Ruskin Moscou Faltischek, P.C.